SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2003
(To Prospectus dated February 21, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2003-1T1
                                     Issuer

                Mortgage Pass-Through Certificates, Series 2003-5

                            -----------------------


-------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
-------------------------------------------------------------------------------


The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated February 24, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated February 21, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,816,337.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-64 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-46 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated February 24, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated February 21, 2003, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85%.

         Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                   Percentage of the Prepayment Assumption
                             --------------------------------------------------
Class                         0%        50%        100%        150%       200%
-----                       ------    ------      ------      ------     ------
Class PO..................   0.9%       2.3%        4.1%        6.2%       8.6%

         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                   EXHIBIT 1

                                   [Attached]

THE
BANK OF
NEW YORK
101 Barclay St., 8W                                   Distribution Date: 5/25/03
New York, NY 10286
Officer:   Courtney Bartholomew  212-815-3236
Associate: Sean O'Connell        212-815-6312


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2003-5


                 Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                                                    Certificate                                 Pass
                                    Class              Rate             Beginning              Through              Principal
    Class        Cusip           Description           Type              Balance               Rate (%)             Distribution
------------------------------------------------------------------------------------------------------------------------------------
      A1        12669DR34           Senior            Fix-30/360       10,000,000.00           4.500000                      -
      A2        12669DR42           Senior            Fix-30/360        8,589,173.85           5.000000             307,876.44
      A3        12669DR59           Senior            Var-30/360       38,862,989.53           1.720000             612,992.23
      A4        12669DR67          Strip IO           Var-30/360       38,862,989.53           6.780000                      -
      A5        12669DR75           Senior            Var-30/360       42,994,400.00           2.820000                      -
      A6        12669DR83           Senior            Var-30/360       10,748,600.00          18.720000                      -
      A7        12669DR91           Senior            Fix-30/360       54,773,910.63           4.500000           1,021,689.39
      A8        12669DS25           Senior            Var-30/360       24,992,970.84           2.070000           3,455,967.30
      A9        12669DS33           Senior            Var-30/360        8,070,646.39          17.589684           1,115,989.38
      A10       12669DS41           Senior            Var-30/360        2,343,091.53           8.000000             323,997.01
      A11       12669DS58           Senior            Var-30/360       29,680,367.43           1.870000           1,063,884.15
      A12       12669DS66          Strip IO           Var-30/360       29,680,367.43           6.630000                      -
      A13       12669DS74           Senior            Fix-30/360       47,717,632.52           4.625000           1,710,424.69
      A14       12669DS82           Senior            Fix-30/360        5,000,000.00           6.000000                      -
      PO        12669DS90          Strip PO           Fix-30/360        1,852,431.12           0.000000              36,093.82
      AR        12669DT24           Senior            Fix-30/360                   -           6.000000                      -
------------------------------------------------------------------------------------------------------------------------------------
       M        12669DT32           Junior            Fix-30/360        9,900,317.08           6.000000              14,490.02
      B1        12669DT40           Junior            Fix-30/360        2,514,366.24           6.000000               3,680.01
      B2        12669DT57           Junior            Fix-30/360        1,728,626.79           6.000000               2,530.00
      B3        12669DM70           Junior            Fix-30/360          785,739.45           6.000000               1,150.00
      B4        12669DM88           Junior            Fix-30/360          785,739.45           6.000000               1,150.00
      B5        12669DM96           Junior            Fix-30/360          786,235.32           6.000000               1,150.73
------------------------------------------------------------------------------------------------------------------------------------
    Totals                                                            302,127,238.17                              9,673,065.17
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                        Current                           Cumulative
                  Interest           Total             Realized          Ending            Realized
    Class        Distribution     Distribution          Losses          Balance             Losses
----------------------------------------------------------------------------------------------------
      A1          37,498.00           37,498.00           -           10,000,000.00             -
      A2          35,786.31          343,662.76           -            8,281,297.41             -
      A3          55,700.65          668,692.88           -           38,249,997.30             -
      A4         219,564.17          219,564.17           -           38,249,997.30             -
      A5         101,031.45          101,031.45           -           42,994,400.00             -
      A6         167,669.21          167,669.21           -           10,748,600.00             -
      A7         205,391.20        1,227,080.59           -           53,752,221.24             -
      A8          43,110.57        3,499,077.87           -           21,537,003.54             -
      A9         118,293.78        1,234,283.16           -            6,954,657.01             -
      A10         15,619.78          339,616.78           -            2,019,094.53             -
      A11         46,249.44        1,110,133.59           -           28,616,483.27             -
      A12        163,975.28          163,975.28           -           28,616,483.27             -
      A13        183,901.89        1,894,326.58           -           46,007,207.84             -
      A14         24,998.67           24,998.67           -            5,000,000.00             -
      PO                  -           36,093.82           -            1,816,337.29             -
      AR               2.84                2.84           -                       -             -
---------------------------------------------------------------------------------------------------
       M          49,498.94           63,988.97           -            9,885,827.06             -
      B1          12,571.16           16,251.17           -            2,510,686.24             -
      B2           8,642.67           11,172.68           -            1,726,096.79             -
      B3           3,928.49            5,078.49           -              784,589.45             -
      B4           3,928.49            5,078.49           -              784,589.45             -
      B5           3,930.97            5,081.69           -              785,084.59          0.01
---------------------------------------------------------------------------------------------------
    Totals     1,501,293.96       11,174,359.14           -          292,454,173.01          0.01
---------------------------------------------------------------------------------------------------


                          Principal Distribution Detail
--------------------------------------------------------------------------------------------------------------------------
                                 Original             Beginning          Scheduled                             Unscheduled
                                Certificate          Certificate         Principal            Accretion         Principal
    Class        Cusip            Balance              Balance         Distribution           Principal        Adjustments
--------------------------------------------------------------------------------------------------------------------------

      A1       12669DR34        10,000,000.00       10,000,000.00                   -               -                -
      A2       12669DR42         9,000,000.00        8,589,173.85          307,876.44               -                -
      A3       12669DR59        40,099,000.00       38,862,989.53          612,992.23               -                -
      A4       12669DR67        40,099,000.00       38,862,989.53                   -               -                -
      A5       12669DR75        42,994,400.00       42,994,400.00                   -               -                -
      A6       12669DR83        10,748,600.00       10,748,600.00                   -               -                -
      A7       12669DR91        56,834,000.00       54,773,910.63        1,021,689.39               -                -
      A8       12669DS25        28,817,647.00       24,992,970.84        3,455,967.30               -                -
      A9       12669DS33         9,305,698.00        8,070,646.39        1,115,989.38               -                -
      A10      12669DS41         2,701,655.00        2,343,091.53          323,997.01               -                -
      A11      12669DS58        31,100,000.00       29,680,367.43        1,063,884.15               -                -
      A12      12669DS66        31,100,000.00       29,680,367.43                   -               -                -
      A13      12669DS74        50,000,000.00       47,717,632.52        1,710,424.69               -                -
      A14      12669DS82         5,000,000.00        5,000,000.00                   -               -                -
      PO       12669DS90         1,860,903.01        1,852,431.12           36,093.82               -                -
      AR       12669DT24               100.00                   -                   -               -                -
--------------------------------------------------------------------------------------------------------------------------
       M       12669DT32         9,922,500.00        9,900,317.08           14,490.02               -                -
      B1       12669DT40         2,520,000.00        2,514,366.24            3,680.01               -                -
      B2       12669DT57         1,732,500.00        1,728,626.79            2,530.00               -                -
      B3       12669DM70           787,500.00          785,739.45            1,150.00               -                -
      B4       12669DM88           787,500.00          785,739.45            1,150.00               -                -
      B5       12669DM96           787,996.99          786,235.32            1,150.73               -                -
--------------------------------------------------------------------------------------------------------------------------
    Totals                     315,000,000.00      302,127,238.17        9,673,065.17               -                -
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                        Net               Current            Ending              Ending
                     Principal           Realized          Certificate        Certificate
    Class           Distribution          Losses             Balance             Factor
--------------------------------------------------------------------------------------------
      A1                      -              -            10,000,000.00       1.00000000000
      A2             307,876.44              -             8,281,297.41       0.92014415670
      A3             612,992.23              -            38,249,997.30       0.95388905708
      A4                      -              -            38,249,997.30       0.95388905708
      A5                      -              -            42,994,400.00       1.00000000000
      A6                      -              -            10,748,600.00       1.00000000000
      A7           1,021,689.39              -            53,752,221.24       0.94577578984
      A8           3,455,967.30              -            21,537,003.54       0.74735468667
      A9           1,115,989.38              -             6,954,657.01       0.74735468667
      A10            323,997.01              -             2,019,094.53       0.74735468667
      A11          1,063,884.15              -            28,616,483.27       0.92014415670
      A12                     -              -            28,616,483.27       0.92014415670
      A13          1,710,424.69              -            46,007,207.84       0.92014415670
      A14                     -              -             5,000,000.00       1.00000000000
      PO              36,093.82              -             1,816,337.29       0.97605156460
      AR                      -              -                        -       0.00000000000
--------------------------------------------------------------------------------------------
       M              14,490.02              -             9,885,827.06       0.99630406230
      B1               3,680.01              -             2,510,686.24       0.99630406230
      B2               2,530.00              -             1,726,096.79       0.99630406230
      B3               1,150.00              -               784,589.45       0.99630406230
      B4               1,150.00              -               784,589.45       0.99630406230
      B5               1,150.73              -               785,084.59       0.99630404964
--------------------------------------------------------------------------------------------
    Totals         9,673,065.17              -           292,454,173.01
--------------------------------------------------------------------------------------------


                          Interest Distribution Detail
------------------------------------------------------------------------------------------------------------
                   Beginning               Pass              Accrued          Cumulative
                  Certificate            Through             Optimal            Unpaid           Deferred
   Class            Balance              Rate (%)           Interest           Interest          Interest
------------------------------------------------------------------------------------------------------------
   A1            10,000,000.00            4.500000           37,500.00            -                  -
   A2             8,589,173.85            5.000000           35,788.22            -                  -
   A3            38,862,989.53            1.720000           55,703.62            -                  -
   A4            38,862,989.53            6.780000          219,575.89            -                  -
   A5            42,994,400.00            2.820000          101,036.84            -                  -
   A6            10,748,600.00           18.720000          167,678.16            -                  -
   A7            54,773,910.63            4.500000          205,402.16            -                  -
   A8            24,992,970.84            2.070000           43,112.87            -                  -
   A9             8,070,646.39           17.589684          118,300.10            -                  -
   A10            2,343,091.53            8.000000           15,620.61            -                  -
   A11           29,680,367.43            1.870000           46,251.91            -                  -
   A12           29,680,367.43            6.630000          163,984.03            -                  -
   A13           47,717,632.52            4.625000          183,911.71            -                  -
   A14            5,000,000.00            6.000000           25,000.00            -                  -
   PO             1,852,431.12            0.000000                   -            -                  -
   AR                        -            6.000000                   -            -                  -
------------------------------------------------------------------------------------------------------------
    M             9,900,317.08            6.000000           49,501.59            -                  -
   B1             2,514,366.24            6.000000           12,571.83            -                  -
   B2             1,728,626.79            6.000000            8,643.13            -                  -
   B3               785,739.45            6.000000            3,928.70            -                  -
   B4               785,739.45            6.000000            3,928.70            -                  -
   B5               786,235.32            6.000000            3,931.18            -                  -
------------------------------------------------------------------------------------------------------------
 Totals         302,127,238.17                            1,501,371.25            -                  -
------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                    Total                Net              Unscheduled
                  Interest           Prepayment            Interest           Interest
   Class             Due            Int Shortfall         Adjustment            Paid
---------------------------------------------------------------------------------------
   A1            37,500.00                2.00                   -           37,498.00
   A2            35,788.22                1.91                   -           35,786.31
   A3            55,703.62                2.97                   -           55,700.65
   A4           219,575.89               11.72                   -          219,564.17
   A5           101,036.84                5.39                   -          101,031.45
   A6           167,678.16                8.95                   -          167,669.21
   A7           205,402.16               10.96                   -          205,391.20
   A8            43,112.87                2.30                   -           43,110.57
   A9           118,300.10                6.31                   -          118,293.78
   A10           15,620.61                0.83                   -           15,619.78
   A11           46,251.91                2.47                   -           46,249.44
   A12          163,984.03                8.75                   -          163,975.28
   A13          183,911.71                9.82                   -          183,901.89
   A14           25,000.00                1.33                   -           24,998.67
   PO                    -                   -                   -                   -
   AR                    -                   -                   -                2.84
---------------------------------------------------------------------------------------
    M            49,501.59                2.64                   -           49,498.94
   B1            12,571.83                0.67                   -           12,571.16
   B2             8,643.13                0.46                   -            8,642.67
   B3             3,928.70                0.21                   -            3,928.49
   B4             3,928.70                0.21                   -            3,928.49
   B5             3,931.18                0.21                   -            3,930.97
---------------------------------------------------------------------------------------
 Totals       1,501,371.25               80.11                   -        1,501,293.96
---------------------------------------------------------------------------------------


                         Current Payment Information
                             Factors per $1,000
-----------------------------------------------------------------------------------------------------------------------------------
                                                   Beginning                                              Ending
                               Original               Cert.                                                Cert.            Pass
                              Certificate           Notional          Principal        Interest           Notional        Through
     Class       Cusip          Balance             Balance         Distribution      Distribution         Balance        Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------

   A1           12669DR34     10,000,000.00     1000.000000000       0.000000000     3.749799858      1000.000000000       4.500000
   A2           12669DR42      9,000,000.00      954.352650430      34.208493726     3.976257148       920.144156703       5.000000
   A3           12669DR59     40,099,000.00      969.176027582      15.286970498     1.389078165       953.889057084       1.720000
   A4           12669DR67     40,099,000.00      969.176027582       0.000000000     5.475552303       953.889057084       6.780000
   A5           12669DR75     42,994,400.00     1000.000000000       0.000000000     2.349874578      1000.000000000       2.820000
   A6           12669DR83     10,748,600.00     1000.000000000       0.000000000    15.599167409      1000.000000000      18.720000
   A7           12669DR91     56,834,000.00      963.752518387      17.976728543     3.613879057       945.775789844       4.500000
   A8           12669DS25     28,817,647.00      867.280067690     119.925381024     1.495978270       747.354686666       2.070000
   A9           12669DS33      9,305,698.00      867.280067690     119.925381024    12.711973163       747.354686666      17.589684
   A10          12669DS41      2,701,655.00      867.280067690     119.925381024     5.781558533       747.354686666       8.000000
   A11          12669DS58     31,100,000.00      954.352650430      34.208493726     1.487120173       920.144156703       1.870000
   A12          12669DS66     31,100,000.00      954.352650430       0.000000000     5.272516978       920.144156703       6.630000
   A13          12669DS74     50,000,000.00      954.352650430      34.208493726     3.678037862       920.144156703       4.625000
   A14          12669DS82      5,000,000.00     1000.000000000       0.000000000     4.999733144      1000.000000000       6.000000
   PO           12669DS90      1,860,903.01      995.447428220      19.395863621     0.000000000       976.051564599       0.000000
   AR           12669DT24            100.00        0.000000000       0.000000000    28.381937761         0.000000000       6.000000
-----------------------------------------------------------------------------------------------------------------------------------
    M           12669DT32      9,922,500.00      997.764382068       1.460319772     4.988555651       996.304062296       6.000000
   B1           12669DT40      2,520,000.00      997.764382068       1.460319772     4.988555651       996.304062296       6.000000
   B2           12669DT57      1,732,500.00      997.764382068       1.460319772     4.988555651       996.304062296       6.000000
   B3           12669DM70        787,500.00      997.764382068       1.460319772     4.988555651       996.304062296       6.000000
   B4           12669DM88        787,500.00      997.764382068       1.460319772     4.988555651       996.304062296       6.000000
   B5           12669DM96        787,996.99      997.764369396       1.460319753     4.988555588       996.304049643       6.000000
-----------------------------------------------------------------------------------------------------------------------------------
 Totals                      315,000,000.00      959.134089429      30.708143397     4.766012571       928.425946063
-----------------------------------------------------------------------------------------------------------------------------------

THE
BANK OF
NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:   Courtney Bartholomew  212-815-3236
Associate: Sean O'Connell        212-815-6312


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                  Series 2003-5


Pool Level Data
Distribution Date                                                     5/25/2003
Cut-off Date                                                           2/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360                               Begin              4/1/2003
                                                    End                5/1/2003
Number of Days in 30/360 Accrual Period                                      30

--------------------------------------------------------------------------------
  Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                             315,000,000.00

Beginning Aggregate Pool Stated Principal Balance                302,127,238.18
Ending Aggregate Pool Stated Principal Balance                   292,454,173.01

Beginning Aggregate Certificate Stated Principal Balance         302,127,238.18
Ending Aggregate Certificate Stated Principal Balance            292,454,173.01

Beginning Aggregate Loan Count                                              665
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                    21
Ending Aggregate Loan Count                                                 644

Beginning Weighted Average Loan Rate (WAC)                            6.522626%
Ending Weighted Average Loan Rate (WAC)                               6.520303%

Beginning Net Weighted Average Loan Rate                              5.963212%
Ending Net Weighted Average Loan Rate                                 5.962736%

Weighted Average Maturity (WAM) (Months)                                    354

Servicer Advances                                                     17,287.21

Aggregate Pool Prepayment                                          9,231,623.01
Pool Prepayment Rate                                                31.1291 CPR

-------------------------------------------------------------------------------
                             Certificate Information
-------------------------------------------------------------------------------
Group 1
Senior Percentage                                                94.5046923854%
Senior Prepayment Percentage                                    100.0000000000%

Subordinate Percentage                                            5.4953076146%
Subordinate Prepayment Percentage                                 0.0000000000%

Certificate Account

Beginning Balance                                                             -

Deposit
Payments of Interest and Principal                                11,309,205.59
Liquidation Proceeds                                                          -
All Other Proceeds                                                            -
Other Amounts                                                                 -
Total Deposits                                                    11,309,205.59

Withdrawals
Reimbursement of Servicer Advances                                            -
Payment of Master Servicer Fees                                       59,130.34
Payment of Sub Servicer Fees                                          75,636.00
Payment of Other Fees                                                 74,616.39
Payment of Insurance Premium(s)                                               -
Payment of Personal Mortgage Insurance                                 1,019.61
Other Permitted Withdrawal per the Pooling
 and Service Agreement                                                  -
Payment of Principal and Interest                                 11,174,359.12
Total Withdrawals                                                 11,384,761.47

Ending Balance                                                            80.13

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                              3,812.83
Compensation for Gross PPIS from Servicing Fees                        3,812.83
Other Gross PPIS Compensation                                                 -
Total Net PPIS (Non-Supported PPIS)                                           -

Master Servicing Fees Paid                                            59,130.34
Personal Mortgage Insurance Fees Paid                                  1,019.61
Other Fees Paid                                                       74,616.39
Total Fees                                                           134,766.34


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                  30-59 Days     60-89 Days            90+ Days           Totals
Scheduled Principal Balance                2,312,599.93     436,982.76                   -     2,749,582.69
Percentage of Total Pool Balance              0.790756%      0.149419%           0.000000%        0.940176%
Number of Loans                                       5              1                   0                6
Percentage of Total Loans                     0.776398%      0.155280%           0.000000%        0.931677%

Foreclosure
Scheduled Principal Balance                                                                               -
Percentage of Total Pool Balance                                                                  0.000000%
Number of Loans                                                                                           0
Percentage of Total Loans                                                                         0.000000%

Bankruptcy
Scheduled Principal Balance                                                                               -
Percentage of Total Pool Balance                                                                  0.000000%
Number of Loans                                                                                           0
Percentage of Total Loans                                                                         0.000000%

REO
Scheduled Principal Balance                                                                               -
Percentage of Total Pool Balance                                                                  0.000000%
Number of Loans                                                                                           0
Percentage of Total Loans                                                                         0.000000%

Book Value of all REO Loans                                                                               -
Percentage of Total Pool Balance                                                                  0.000000%

Current Realized Losses                                                                                   -
Additional Gains (Recoveries)/Losses                                                                      -
Total Realized Losses                                                                                     -

--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                      Original                Current
Bankruptcy Loss                               172,000.00             172,000.00
Bankruptcy Percentage                          0.054603%              0.058813%
Credit/Fraud Loss                           3,996,295.00           3,996,295.00
Credit/Fraud Loss Percentage                   1.268665%              1.366469%
Special Hazard Loss                         3,996,295.00           3,985,062.30
Special Hazard Loss Percentage                 1.268665%              1.362628%

Credit Support                                  Original                Current
Class A                                   298,462,003.01         275,977,299.44
Class A Percentage                            94.749842%             94.365998%

Class M                                     9,922,500.00           9,885,827.06
Class M Percentage                             3.150000%              3.380300%

Class B1                                    2,520,000.00           2,510,686.24
Class B1 Percentage                            0.800000%              0.858489%

Class B2                                    1,732,500.00           1,726,096.79
Class B2 Percentage                            0.550000%              0.590211%

Class B3                                      787,500.00             784,589.45
Class B3 Percentage                            0.250000%              0.268278%

Class B4                                      787,500.00             784,589.45
Class B4 Percentage                            0.250000%              0.268278%

Class B5                                      787,996.99             785,084.59
Class B5 Percentage                            0.250158%              0.268447%